Exhibit 99.1

For Further Information Call:
Walter A. Shephard
Chief Financial Officer
Voice: 860-704-3955
inquire@zygo.com

ZYGO RETURNS TO PROFITABILITY IN FOURTH QUARTER AND REPORTS FISCAL 2010
RESULTS
Q4 BOOKINGS INCREASE 121% YEAR OVER YEAR

MIDDLEFIELD, CT, August 19, 2010 – Zygo Corporation (NASDAQ: ZIGO) today announced its financial results for the fourth quarter and fiscal year ended June 30, 2010. Fourth quarter revenues of $28.5 million increased 20% from the comparable prior year period, reflecting continued improvements in the overall business environment and strong orders for our metrology products. For fiscal 2010, the Company recorded net revenue of $101.3 million as compared with $114.7 million for fiscal 2009.

Zygo recorded net earnings for the fourth quarter of fiscal 2010 of $4.1 million, or $0.23 per diluted share, which included a net tax benefit of $1.5 million, or $0.09 per diluted share. This compares with a net loss of $47.4 million, or a $2.81 net loss per diluted share, in the fourth quarter of fiscal 2009. The net earnings from continuing operations for the fourth quarter of fiscal 2010 included $0.6 million of significant net charges, primarily related to inventory write-downs in our display product line and investment advisor expenses. Excluding those charges, the company would have recorded earnings of $0.26 per diluted share. The net loss from continuing operations for the fourth quarter of fiscal 2009 included $41.9 million in significant charges, net of taxes, equivalent to a $2.48 net loss per diluted share, which included asset impairment charges, write-downs and reserves on various balance sheet items, and a valuation allowance on our deferred tax assets. A reconciliation between GAAP (Accounting Principles Generally Accepted in the United States of America) operating results and non-GAAP operating results is provided following the financial statements that are included with this release.

In fiscal 2010, Zygo recorded a net loss of $6.3 million ($3.6 million net loss from continuing operations), or a net loss of $0.37 per diluted share ($0.21 net loss per diluted share from continuing operations) as compared with a net loss of $66.1 million ($62.0 million net loss from continuing operations), or $3.92 net loss per diluted share ($3.68 net loss per diluted share from continuing operations) in fiscal 2009. Excluding the impact of (i) costs for the acquisition of Zemetrics including the charge relating to the impairment of goodwill as part of the purchase price valuation, (ii) the Company’s evaluation of an unsolicited stock offer, (iii) search cost for a new chief executive officer, and (iv) inventory adjustments, there were net earnings in fiscal 2010 from continuing operations of $2.0 million, or $0.11 per diluted share on a non-GAAP basis. The fiscal 2009 net loss from continuing operations on a non-GAAP basis, excluding the impact of merger and acquisition costs, intangible and fixed asset impairments, inventory and deferred tax asset valuation reserves and restructuring related charges was $12.2 million, or $0.73 net loss per diluted share.

Commenting on the fourth quarter results, Walter Shephard, Chief Financial Officer of Zygo Corporation said, “The cost cutting initiatives we implemented in the last year helped position us to achieve positive fourth quarter GAAP operating profit of $2.8 million, and net earnings of $4.1 million which was aided by an income tax benefit. Our balance sheet remains strong and, in particular, our cash position increased $5.6 million in this past quarter to over $47 million.”

Gross bookings for the fourth quarter of fiscal 2010 were $32.7 million, an increase of 121% as compared with gross bookings of $14.8 million in the fourth quarter of fiscal 2009. Bookings for the Metrology Solutions Division accounted for 73% of the bookings received, with the Optical Systems Division contributing the remaining 27%. Backlog rose slightly to $44.9 million at June 30, 2010 despite the cancellation of $3.1 million of flat panel display orders related to remaining systems to be delivered in connection with the sale of the product line in October 2009.

Booking highlights include:

  A $3.1 million follow-on optics order for large slab laser fusion amplifier fabrication.

  Continued positive trend for our semiconductor equipment stage metrology products with $5.9 million in bookings. This is the fourth consecutive quarter over quarter increase in bookings and the largest quarterly bookings in two years for stage metrology products.

  Total metrology segment bookings that doubled over the prior year quarter and increased 47% from the third quarter of fiscal 2010.

Dr. Chris Koliopoulos, President and Chief Executive Officer of Zygo Corporation commented, “The increasing booking trends are very encouraging as we believe the markets we participate in are continuing to strengthen. We are especially pleased with the fourth quarter results, posting a quarterly profit for the first time in seven quarters. On a non-GAAP basis, this is our third consecutive quarter of positive earnings. Our gross margins remained strong at 45% on a non-GAAP basis, in line with our third quarter gross margin, which were historic highs, as we continue to benefit from improvements to our operations.”

“Through improving economic conditions and the good efforts of our workforce, we believe Zygo has turned the corner and expect to see continuing growth in our businesses for the next quarter,” added Dr. Koliopoulos.

Zygo Corporation is a worldwide supplier of optical metrology instruments, precision optics, and electro-optical design and manufacturing services serving customers in the semiconductor capital equipment, biomedical, scientific and industrial markets.

Note: Zygo’s teleconference to discuss the results of the fourth quarter of fiscal 2010 will be held at 5 PM Eastern Time on August 19, 2010 and can be accessed by dialing 800-952-6697. This call is web cast live on Zygo’s web site at www.zygo.com. The call may also be accessed for 30 days following the teleconference.

Forward-Looking Statements
All statements other than statements of historical fact included in this news release regarding financial performance, condition and operations, and the business strategy, plans, anticipated revenues, bookings, market acceptance, growth rates, market opportunities, and objectives of management of the Company for future operations are forward-looking statements. Forward-looking statements are intended to provide management’s current expectations or plans for the future operating and financial performance of the Company based upon information currently available and assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plans,” “strategy,” “project,” and other words of similar meaning in connection with a discussion of future operating or financial performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are fluctuations in capital spending of our customers; fluctuations in revenues to our major customer; manufacturing and supplier risks; risks of order cancellations, push-outs and de-bookings; dependence on timing and market acceptance of new product development; rapid technological and market change; risks in international operations; risks related to the reorganization of our business; dependence on proprietary technology and key personnel; length of the revenues cycle; environmental regulations; investment portfolio returns; fluctuations in our stock price; the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to the acquisition of Zemetrics and integration of the business and employees; and the risk related to the Company’s recent and announced changes to senior management. Zygo Corporation undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this news release. Further information on potential factors that could affect Zygo Corporation’s business is described in our reports on file with the Securities and Exchange Commission, including our Form 10-K, as amended by two Form 10-K/A filings, for the fiscal year ended June 30, 2009, filed with the Securities and Exchange Commission on September 14, 2009, October 26, 2009, and December 23, 2009, respectively.

Zygo Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

(Thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenues	$28,485	$23,821	$101,330	$114,734
Cost of goods sold	16,120	24,840	59,361	82,301
Gross margin	12,365	(1,019)	41,969	32,433
Selling, general, and administrative expenses	7,066	9,744	30,281	46,093
Research, development, and engineering expenses	3,195	6,105	14,284	23,234
Impairment of goodwill	-	-	2,003	-
Provision for doubtful accounts and notes	(659)	2,136	(761)	3,150
Operating expenses	9,602	17,985	45,807	72,477
Operating profit (loss)	2,763	(19,004)	(3,838)	(40,044)
Other income
Interest income	8	85	87	885
Miscellaneous income	68	352	51	142
Total other income	76	437	138	1,027
Earnings (loss) from continuing operations before income tax,
including noncontrolling interest	2,839	(18,567)	(3,700)	(39,017)
Income tax benefit (expense)	1,537	(28,690)	1,032	(22,193)
Net earnings (loss) from continuing operations	4,376	(47,257)	(2,668)	(61,210)
Loss from discontinued operations, net of tax	(2)	(124)	(2,669)	(4,059)

Net earnings (loss) including noncontrolling interest	4,374	(47,381)	(5,337)	(65,269)
Less: Net earnings attributable to noncontrolling interest	280	44	957	795
Net earnings (loss) attributable to Zygo Corporation	$4,094	$(47,425)	$(6,294)	$(66,064)
Basic - Earnings (loss) per share attributable
to Zygo Corporation
Continuing operations	$0.23	$(2.80)	$(0.21)	$(3.68)
Discontinued operations	(0.00)	(0.01)	(0.16)	(0.24)
Net earnings (loss) per share	$0.23	$(2.81)	$(0.37)	$(3.92)
Diluted - Earnings (loss) per share attributable
to Zygo Corporation
Continuing operations	$0.23	$(2.80)	$(0.21)	$(3.68)
Discontinued operations	(0.00)	(0.01)	(0.16)	(0.24)
Net earnings (loss) per share	$0.23	$(2.81)	$(0.37)	$(3.92)
Weighted average shares outstanding
Basic shares	17,462	16,894	17,183	16,843
Diluted shares	17,727	16,894	17,183	16,843

Net earnings (loss) from continuing operations attributable to Zygo
Corporation	$4,096	$(47,301)	$(3,625)	$(62,005)

Zygo Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

(Thousands)
	June 30, 2010	June 30, 2009
Assets
Current assets:
Cash and cash equivalents	$46,536	$32,723
Marketable securities	1,000	4,015
Receivables, net	19,948	20,874
Inventories	25,220	30,452
Prepaid expenses and other	1,643	1,527
Income tax receivable	1,050	1,022
Current assets of discontinued operations	17	294
Total current assets	95,414	90,907

Marketable securities	922	499
Property, plant, and equipment, net	23,029	27,325
Intangible assets, net	5,387	4,211
Other assets	413	1,013
Non-current assets of discontinued operations	-	144
Total assets	$125,165	$124,099

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$8,426	$5,089
Accrued expenses	14,064	15,745
Income tax payable	152	-
Current liabilities of discontinued operations	287	331
Total current liabilities	22,929	21,165

Long-term income tax payable	-	1,826
Other long-term liabilities	1,359	1,081
Non-current liabilities of discontinued operations	281	-
Commitments and contingencies	-	-

Total stockholders' equity - Zygo Corporation	98,403	98,583
Noncontrolling interest	2,193	1,444
Total stockholders' equity	100,596	100,027
Total liabilities and stockholders' equity	$125,165	$124,099

Zygo Corporation and Subsidiaries
Reconciliation of Reported Results to Non-GAAP Results
(Unaudited)

(Thousands, except per share amounts)
	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
GAAP operating profit (loss) (as reported)	$2,763	$(19,004)	$(3,838)	$(40,044)
Adjustments to cost of goods sold
Tuscon restructuring	-	452		452
Intangible impairment	-	2,935		2,935
Severance charges	-	150	-	504
Asset impairment charges *1	-	2,911	-	2,911
Inventory adjustments *1	543	2,476	543	4,338
Adjustments to bad debt *2
Bad debt	(661)	1,961	(661)	2,885
Adjustments to operating expenses
Zemetrics goodwill impairment (SG&A)	-	-	2,003	-
Zemetrics acquisition costs (SG&A)	-	-	457	-
II-VI related costs (SG&A)	645	-	1,381	-
CEO retirement and search costs (SG&A)	-	-	929	-
Severance charges (SG&A)	-	668	472	1,011
Severance charges (RD&E)	59	20	436	192
ESI merger related expenses (SG&A)	-	30	-	8,283
Asset impairment charges (SG&A)	-	185	-	471
Asset impairment charges (RD&E)	-	1,467	-	2,228
Royalty claim (SG&A)	-	-	-	1,360
Property lease expense (SG&A)	-	-	19	-
Total non-GAAP adjustments to operating expenses	586	13,255	5,579	27,570
Non-GAAP operating profit (loss), as adjusted	$3,349	$(5,749)	$1,741	$(12,474)

Other income (expense) (as reported)	76	437	138	1,027
Income tax benefit (expense) *3	1,537	-	1,032	-

Less: Net earnings attributable to noncontrolling interest (as reported)	280	44	957	795
Non-GAAP net earnings (loss) - continuing operations, as adjusted	$4,682	$(5,356)	$1,954	$(12,242)

GAAP earnings (loss) per diluted share - continuing operations
(as reported)	$0.23	($2.80)	($0.21)	($3.68)
Non-GAAP net earnings (loss) per share - continuing operations,
as adjusted	$0.26	($0.32)	$0.11	($0.73)

*1 Management has included certain fiscal 2010 and 2009 inventory adjustments for specific inventory in this reconciliation as such adjustments are considered unusual due to their size and severity. Inventory adjustments of a nature that occur in the ordinary course have not been included in such reconciliation.

*2 Management has included certain provisions and reversals of provisions in fiscal 2010 and 2009, primarily related to display customers and the extension of a note receivable to Solvision in this reconciliation as a significant, unusual item. Provisions for doubtful accounts of a nature that occur in the ordinary course have not been included in such reconciliation.

*3 The Company’s reported results for fiscal 2010 and full year 2009 include a full valuation allowance on its deferred tax assets. Accordingly, for purposes of computing non-GAAP net earnings (loss), as adjusted, the Company has assumed no tax benefit from deferred tax assets would be recorded in fiscal 2010 and 2009.

Non-GAAP operating profit (loss), as adjusted, non-GAAP net earnings (loss), as adjusted, and non-GAAP net earnings (loss) per share, as adjusted, are operating performance measures defined by the Company and used by the Company’s management to evaluate its operating activities and a reconciliation of such amounts to reported results is presented above. These non-GAAP financial measures are not intended to replace reported amounts of operating profit (loss), net earnings (loss) or net earnings (loss) per share, which respectively are the most directly comparable GAAP financial measures. The Company believes that providing such a reconciliation is useful to users of the financial statements, since it excludes certain significant and unusual charges in the Company’s results, thus enhancing comparability of the Company’s results between periods presented. These non-GAAP measures are not alternatives to the most directly comparable reported measures under GAAP and should not be considered as alternatives to operating profit (loss), net earnings (loss), and net earnings (loss) per shares or any other measure of consolidated operating results under GAAP.